AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2002
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                          CADENCE DESIGN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                        77-0148231
(State or Other Jurisdiction of Incorporation         (I.R.S. Employer Identification No.)
                or Organization)

                          2655 SEELY AVENUE, BUILDING 5
                           SAN JOSE, CALIFORNIA 95134
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------


                 OPTIONS ASSUMED BY CADENCE DESIGN SYSTEMS, INC.
                          ORIGINALLY GRANTED UNDER THE
                            JTA RESEARCH INCORPORATED
                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                             ----------------------

                              R.L. SMITH MCKEITHEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CADENCE DESIGN SYSTEMS, INC.
            2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                     (Name and Address of Agent for Service)
                                 (408) 943-1234
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   COPIES TO:
                            GREGORY J. CONKLIN, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                        ONE MONTGOMERY STREET, 31ST FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 393-8200

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities                                     Proposed Maximum              Proposed Maximum           Amount of
to be Registered(1)   Amount to be Registered(2)   Offering Price per Share(3)  Aggregate Offering Price(3)  Registration Fee(3)
-------------------   --------------------------   ---------------------------  ---------------------------  -------------------
Common Stock, par              258,843                       $21.068                    $5,453,304.32              $501.70
value $0.01 per share

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(1) Includes, with respect to each share of Common Stock, Rights, pursuant to the registrant's Amended and Restated Rights Agreement, dated as of February 1, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, and until a triggering event thereunder, the Rights trade with, and cannot be separated from, the Common Stock.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

        The shares of common stock subject to options registered hereunder have been assumed by the Registrant pursuant to an Agreement and Plan of Merger, dated as of March 4, 2002, among the Registrant, JTA Research Incorporated, a California corporation, Jackal Acquisition, Inc., a California corporation and wholly-owned subsidiary of the Registrant, and Jonathan Yee, as shareholder agent. These options were originally granted to directors, employees and consultants of JTA Research Incorporated under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, including all material incorporated by reference therein;

               (b) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990; and

               (c) The description of the Registrant's Preferred Share Purchase Rights set forth in Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on February 16, 1996.

        All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Article VII of the Registrant's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws;
(d) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.

        The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 7. Exemption from Registration Claimed

        Not Applicable.

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Item 8.  Exhibits

Exhibit Number  Exhibit
--------------  -------
4.1             Instruments Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990 incorporated by reference pursuant to Items 3(c) and (d).

5.1             Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1            Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2            Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1            JTA Research Incorporated 1998 Stock Option Plan.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plans.

        B. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of March, 2002

                                            CADENCE DESIGN SYSTEMS, INC.

                                            By:    /s/ H. Raymond Bingham
                                               --------------------------
                                                   H. Raymond Bingham
                                            President, Chief Executive Officer
                                            and Director

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Raymond Bingham and R.L. Smith McKeithen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                             TITLE                                 DATE

    /s/ H. Raymond Bingham                 President, Chief Executive             March 20, 2002
----------------------------               Officer and Director
    H. Raymond Bingham                     (Principal Executive Officer)


    /s/ William Porter                     Senior Vice President, Chief           March 20, 2002
-----------------------------              Financial Officer (Principal
    William Porter                         Financial Officer and
                                           Principal Accounting Officer)


    /s/ Donald L. Lucas                    Chairman of the Board of               March 20, 2002
-----------------------------              Directors
    Donald L. Lucas

    /s/ Susan L. Bostrom                   Director                               March 14, 2002
-----------------------------
    Susan L. Bostrom

    /s/ Dr. Leonard Y.W. Liu               Director                               March 20, 2002
-----------------------------
    Dr. Leonard Y.W. Liu

/s/ Dr. Alberto Sangiovanni-Vincentelli    Director                               March 13, 2002
-----------------------------------------
    Dr. Alberto Sangiovanni-Vincentelli

     /s/ George M. Scalise               Director                                 March 15, 2002
 -----------------------------
     George M. Scalise

     /s/ Dr. John B. Shoven              Director                                 March 14, 2002
 -----------------------------
     Dr. John B. Shoven

     /s/ Roger S. Siboni                 Director                                 March 20, 2002
 -----------------------------
     Roger S. Siboni

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------
4.1               Instruments Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990 incorporated by
                  reference pursuant to Items 3(c) and (d).

5.1               Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1              Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

23.2              Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                  5.1).

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1              JTA Research Incorporated 1998 Stock Option Plan.